U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

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Tianyin Pharmaceutical Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIANYIN PHARMACEUTICAL CO., INC.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tianyin Pharmaceutical Co., Inc. (“TPI” or the “Company”) will hold its Annual Meeting of Stockholders at 17 State Street, Suite 2000, New York, NY 10004, on Wednesday, April 11, 2012, at 10:00 am (EST).  We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement;
2)
To approve and ratify the re-appointment of Patrizio & Zhao, LLC as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2012 and for the fiscal year then ending; and

3)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of TPI common stock at the close of business on February 13, 2012, are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR” Item 1 and Item 2 and solicits your vote.

It is important that your shares be represented and voted at the meeting.  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. You may vote via internet at http://www.empirestock.com/TPI_Proxy.html following the instructions therein; or simply sign the proxy card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above.  Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ James Jiayuan Tong
James Jiayuan Tong, Chief Financial Officer
March 2, 2012

Important Notice Regarding the Internet Availability of Proxy Materials
for the Annual Meeting to Be Held on April 11, 2012

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 will be available at
http://www.empirestock.com/TPI_Proxy.html on or about March 2, 2012.

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Tianyin Pharmaceutical Co., Inc. of proxies to be voted at our Annual Meeting of Stockholders, to be held on April 11, 2012, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 10:00 AM.  The meeting will be held at 17 State Street, Suite 2000, New York, NY 10004.  Stockholders will be admitted beginning at 9:30 AM.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you can obtain an admission ticket in advance at http://www.empirestock.com/TPI_Proxy.html or by sending a written request to our transfer agent, Empire Stock Transfer Inc. at 1859 Whitney Mesa Dr, Henderson, NV 89014, Tel: 702.818.5898, Fax: 702.974.1444.  If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to Empire Stock Transfer Inc.  If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a TPI stockholder as of February 13, 2012. Directions to the Annual Meeting are printed on the admission ticket.

The proxy statement and TPI’s Annual Report on Form 10-K for fiscal year ended June 30, 2011, are available electronically at http://www.empirestock.com/TPI_Proxy.html.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote via one of the following methods:

1)
Vote In Person: If you choose to vote in person at the meeting, you must request a "legal proxy." To do so, please download the proxy documents at http://www.empirestock.com/TPI_Proxy.html or request a paper copy of the materials following the instructions at the website. The proxy document will contain the appropriate instructions as to how to vote in person. As noted above, you will need an admission ticket to attend the meeting.

2)
Vote By Mail: You can vote by mail by returning the Proxy Card sent to you. Please note that you should download the complete package of proxy document at http://www.empirestock.com/TPI_Proxy.html or contact our transfer agent, Empire Stock Transfer Inc. at 1859 Whitney Mesa Dr, Henderson, NV 89014, Tel: 702.818.5898, Fax: 702.974.1444.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On February 13, 2012, the record date, there were 29,396,276 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3, Renmin Road South, Chengdu, P. R. China, 610041 between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders with a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

TPI will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of TPI in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of TPI, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of TPI stock.

PROPOSAL 1

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Information with Respect to Director Nominees

Name	Age
Dr. Guoqing Jiang	45
Professor Zunjian Zhang, Ph.D.	53
Professor Jianping Hou, Ph.D.	52
James T. McCubbin	47
James Jiayuan Tong, M.D., Ph.D.	38

Dr. Guoqing Jiang, Chairman of the Board, Chief Executive Officer.  Dr. Jiang has led the current management to acquire Tianyin Pharmaceutical Co., Ltd. in 2003 and successfully transformed the Company from a regional player into one of the leading TCM manufacturers in China.  Prior to TPI, Dr. Jiang served as CEO at Kelun Pharmaceutical Group and built the company from inception to its current status as the world’s leading producer of intravenous solution products.  Dr. Jiang is a charismatic, natural leader and well-respected industry veteran with over 15 years of extensive experience and a proven track record in the pharmaceutical and modernized traditional Chinese medicine industry. Dr. Jiang once served as a lecturer and resident physician for over 5 years after graduating as a Medical Doctor from Jiangsu University Medical School.

James J. Tong, M.D. Ph.D. Director, Chief Financial Officer, Chief Business & Development Officer. Dr. Tong joined TPI as our CFO, CBDO and Director since April 2010. Dr. Tong was the former Head of China Healthcare Investment Banking at ROTH Capital Partners. He initially joined ROTH as an equity research analyst, covering a series of U.S.-listed Chinese pharmaceutical, biotech, medical devices and drug retail businesses. Prior to that, Dr. Tong was a biotechnology analyst at Rodman & Renshaw, New York, covering biotech entities focusing on molecular diagnostics and cures for Alzheimer's disease, multiple sclerosis and cancer. Before his Wall Street career, Dr. Tong was Principal Investigator at Marine Biological Laboratory (MBL) sponsored by Grass Foundation at Woods Hole, MA and a Senior Research Fellow at University of California, Irvine (UCI). Dr. Tong was awarded Ph.D. in Neurobiology and Behavior from Cold Spring Harbor Laboratory / Stony Brook University Neuroscience program. He published three first-authored Nature articles and currently holds two patents. Dr. Tong received his medical degree from Peking University Health Science Center.

Professor Zunjian Zhang, Ph.D., Director. Professor Zhang is Executive Director at the Center for Instrument Analysis and the Deputy Director of the School of Pharmacy at China Pharmaceutical University. His responsibility also includes the Key Laboratory of Drug Quality Control and Pharmacovigilance, Ministry of Education at the university. He is a member of the Chinese Pharmacopoeia Commission, a price evaluation expert of the State Commission of Development and Reform and a SFDA expert review committee member for new drugs and health food products. Professor Zhang is Deputy Executive Director at the Analytical Division of the Jiangsu Provincial Society of Chemistry and Chemical Engineering. He also serves as an editor for Journal of China Pharmaceutical University and Journal of Chinese Traditional and Herbal Drugs etc. Professor Zhang is mainly engaged in the in vitro and in vivo quality evaluation of pharmaceuticals, specializing on the efficacy of in vivo pharmaceuticals and the chromatography / spectrometry / mass spectrometry analysis of the TCM active ingredients. Professor Zhang has been the lead investigator of more than 10 national research projects: the major scientific project "Innovative Researches of Major New Medicines" during the Eleventh Five-year plan - focusing on the drug quality control techniques of the large integrated pharmaceuticals discovery platform, major national scientific projects of the Tenth Five-year, the National Natural Science Foundation of China, the specific scientific research projects of the State Administration of Traditional Chinese Medicine Medical, the Natural Science Foundation of Jiangsu Province and the high-level personnel funding projects on the provincial level. Professor Zhang has also been the principle investigator of more than 100 registered categories of Chinese and Western new medicines for the quality control, fingerprinting, process analysis and quality evaluation, preclinical and clinical pharmacokinetic studies. Professor Zhang has published more than 150 peer-reviewed research papers in well recognized journals worldwide, more than 70 of which were SCI papers. Dr. Zhang provides scientific, drug development and healthcare policy expertise to the board of TPI.

Professor Jianping Hou, Ph.D., Director.  Professor Hou is currently a graduate school faculty advisor at Shaanxi University of Traditional Chinese Medicine.  He has published over dozens of peer-reviewed research papers and participated in the compiling and editing of a number of college textbooks in traditional Chinese medicine. Professor Hou is a principal investigator in more than 10 national research projects and has received the scientific achievement award from the State Administration of Traditional Chinese Medicine. Professor Hou is a SFDA expert review committee member for new drugs and health food products. He is also an expert review panel member for new drugs and side effects at SFDA Shaanxi Province.  Professor Hou is Executive Director at Shaanxi Pharmacological Society and the Clinical Pharmacology Committee of Shaanxi Pharmaceutical Association.  He has also held various senior management positions at Sizhuang Research Institute of Nutriceutics, Xikang Pharmaceutical Co., Ltd. and Sizhuang Pharmaceutical Co., Ltd.  Professor Hou received his Bachelor of Pharmacy and Master’s degree in Pharmacology of Traditional Chinese Medicine from Shaanxi University of Traditional Chinese Medicine. Dr. Hou provides both scientific and drug development expertise to the board of TPI. He earned his Ph.D. degree in Pharmacology of Traditional Chinese Medicine from Beijing University.  Professor Hou also completed an EMBA training program for top pharmaceutical executives at Beijing University.

Mr. James T. McCubbin, Director.  Mr. McCubbin currently serves as a Director, Executive Vice President and Chief Financial Officer at WidePoint Corporation, an American Stock Exchange listed company (NYSE AMEX: WYY).  Prior to the commencement of his employment with WidePoint, he held various senior financial management positions with several companies in the financial and government sectors.  Mr. McCubbin is a director, and serves on the audit committee for Quigley Corporation, a pharmaceutical company that is listed on NASDAQ under the symbol QGLY.  Mr. McCubbin was on the Board of Directors of Redmile Entertainment, a worldwide developer and publisher of interactive entertainment software, and served as its Audit Committee Chairman until his resignation on March 1, 2008. Mr. McCubbin provides financial consulting services to small cap companies and has either served on or assisted various Boards of Directors over the past seven years. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast at the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officer(s)

Name	Age	Position
Dr. Guoqing Jiang	45	Chief Executive Officer, President and Chairman of the Board

Dr. James J. Tong	38	Chief Financial Officer, Chief Business & Development Officer

Brief descriptions of the business experience during the past five years of our executive officer and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided above within Proposal 1.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Mr. Xintao You, Chief Technology Officer, Vice President of Operations. Mr. You has over 20 years of industry experience.  Prior to joining Tianyin, Mr. You was a Research Scientist at Sichuan Industrial Institute of Antibiotics, Faculty Member at West China School of Pharmacy Sichuan University, Visiting Scholar at Osaka University and Director of quality system at the Sichuan Qili Pharmaceutical Co. Mr. You received his Bachelors degree and Masters degree in pharmacy, respectively from China Pharmaceutical University and Sichuan University-affiliated West China Center of Medical Sciences.

Mr. Tao (Victor) Yang, Chief Operating Officer. Mr. Yang became our Chief Operating Officer in September 2009. Prior to that, Mr. Yang has been our Chief Advisor for Sales and Marketing and Special Advisor to Dr. Jiang since 2008. Mr. Yang is a well-known certified pharmaceutical sales training specialist with more than 18 years experience in the sales and marketing industry. His experience includes sales training specialist and marketing manager for Astra Zeneca and Bayer, managing the training services for 85 well-known domestic and international pharmaceuticals for the past decade. These include Grunenthal- San Huan Pharmaceutical (China) Co., Ltd., Beaufour Ipsen Pharmaceutical Co., Ltd., and Yangtze River Pharmacy Group, etc. Mr. Yang also served as BPIP implementation consultant for CPDF, launched by the World Bank in 2001, and the executive advisor of a policy system program in 2007, which is a training system formed by the Chinese and British government aiming to support domestic small to medium sized business.

Dr. Daqiao Zhang, Vice President of Marketing and Sales. Dr. Zhang is an innovative pharmaceutical and TCM industry as an innovative marketing and sales expert with over 15 years of experience. Dr. Zhang served in various senior marketing and sales positions at Simcere Pharmaceutical Group (NYSE: SCR) and Nanjing Medical Company (SHSE: 600713). Dr. Zhang graduated from Jiangsu University Medical School and he also received an MBA degree from Macau University of Sciences and Technology.

GOVERNANCE OF TPI

Board Committees

We currently have three committees appointed by our Board of Directors:

•
Audit Committee, which is comprised of Mr. James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the NYSE Amex’s Listing Standards.

•
Compensation Committee, which is comprised of Mr. James T. McCubbin (Chair), Professor Hou and Professor Zhang. The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the NSYE Amex’s Listing Standards.

•
Nominating Committee, which is comprised of Mr. James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the NYSE Amex’s Listing Standards.

All three of these committees have a written charter, which are currently available on our website: http://www.tianyinpharma.com.

Audit Committee and Financial Expert

Our Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

•	Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;

•	System of internal controls;

•	Financial accounting principles and policies;

•	Internal and external audit processes; and

•	Regulatory compliance programs.

The committee will meet periodically with management to consider the adequacy of our internal controls and financial reporting process.  It will also discuss these matters with our independent auditors and with appropriate financial personnel that we employ.  The committee will review our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management.  The independent auditors have unrestricted access and report directly to the committee.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.

James T. McCubbin is our Audit Committee Financial Expert, as that term is defined in Item 407 of Regulation S-K and the Board has determined that Mr. McCubbin is independent, as that term is defined in Section 803 of the NYSE AMEX Company Guide and Section 10A(m)(3) of the Securities Exchange Act of 1934.  Mr. McCubbin’s qualifications as an audit committee financial expert are described in his biography above.

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REPORT OF AUDIT COMMITTEE

We have reviewed the audited financial statements of Tianyin Pharmaceutical Co., Inc. (“TPI” or the “Company”) as of and for the fiscal year ended June 30, 2011, and met with both management and Patrizio & Zhao, LLC, the Company’s independent auditors, to discuss those financial statements.  Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Management has primary responsibility for TPI’s financial statements and overall reporting process, including the Company’s system of internal controls.  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us.  We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have received and discussed with Patrizio & Zhao, LLC, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  These items relate to that firm’s independence from TPI.  We also discussed any matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with Patrizio & Zhao, LLC.

Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in TPI’s annual report on Form 10-K for the fiscal year ended June 30, 2011.

James T. McCubbin (Chair)
Professor Zunjian Zhang
Professor Jianping Hou

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning director compensation and for general oversight of the compensation and benefit programs for other employees.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.

Our overall compensation policies are monitored by the Compensation Committee.  The duties and responsibilities of the Compensation Committee are to:

•	administer the employee benefit plans of our company designated for such administration by the board;

•	establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);

•	with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and

•	monitor our overall compensation policies and employment benefit plans.

Dr. Guoqing Jiang, our Chief Executive Officer, will participate in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he will not participate in determining his own compensation.

We believe that an appropriate compensation program should serve as both the incentive for our executive officers and balancing the compensation costs as well. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance. We want to provide our executives with an overall competitive compensation package that aligns individual performances with our long-term business objectives.

We compare our salaries and other elements of compensation with the compensation measures of other public pharmaceutical companies. In the future, we may rely upon consultants to establish salary ranges or to provide advice regarding other compensation related matters.

Nominating Committee

The Nominating Committee nominates candidates for the Board and will consider nominees recommended by shareholders.  The Nominating Committee is responsible for selecting and nominating persons for election or appointment by our Board as Board members. Pursuant to the Nominating Committee Charter, the Committee will consider recommendations for nominees from shareholders submitted to our Secretary at our corporate offices.  A nomination submission must include information regarding the recommended nominee, including all of the information that is required to be disclosed in solicitations or proxy statements for the election of Board members, as well as information sufficient to evaluate the factors to be considered by the Committee, including character and integrity, business and professional experience, and whether the person has the ability to apply sound and independent business judgment and would act in the interests of TPI and our shareholders; nominees must also state in advance his or her willingness and interest in serving on the board of directors. Nomination submissions are required to be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The committee intends to meet as often as is necessary throughout the year to carry out its duties.

Directors Attendance at Meetings

During fiscal year 2011, the Board held four meetings.  None of the directors attended fewer than 75% of the total number of Board of Directors meeting or the Board committee(s) of which he or she was a member during fiscal 2011.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.   All of our directors attended the board meeting that we held last year in conjunction with last year’s annual shareholder meeting.

Stockholder Communications with Directors

TPI stockholders who want to communicate with our Board or any individual director can write to:

Tianyin Pharmaceutical Co., Inc.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041
Attn:   Management

Your letter should indicate that you are a TPI stockholder.  Depending on the subject matter, the management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about TPI or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended June 30, 2011 and through the date hereof except for one late Form 4 filed by Time Poly Management Limited, one late Form 3 filed by Dr. Daqiao Zhang and one late Form 3 filed by Mr. Xintao You. As of the date hereof, however, all late filings have been filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

On January 16, 2008, pursuant to a Share Transfer Agreement, Stewart Shiang Lor, a director nominee, issued stock options to the executive officers and management team of Chengdu Tianyin Pharmaceutical Co., Ltd., (the “Executives”) our wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our business.  Pursuant to the agreement, Mr. Lor granted to the Executives the option to acquire all of the shares of Time Poly Management Limited (“Time Poly”), a British Virgin Islands corporation that owns 39,000 shares of equity interest in Raygere, which prior to the Share Exchange represented 78% of Raygere’s equity, and received 9,976,824, shares of our Common Stock in the Share Exchange transaction. Mr. Lor was the sole shareholder of Time Poly.  Under the terms of the Share Transfer Agreement, the Executives will have the right and the option to purchase 100% of the outstanding shares of capital stock of Time Poly at any time through November 15, 2008.  Although the Executives may exercise their options at any time during the term of the option, the exercise price of the options depends upon the fulfillment of certain performance targets based on the future revenues of Chengdu Tianyin, as set forth in the Share Transfer Agreement.  The exercise prices of these options range from $1,293 to $660,975.  The options vest on a one-third basis per quarter for three specified quarters and may be exercised in whole or in part after Chengdu Tianyin’s revenues for such quarter is determined, which shall not be later than 45 days following the applicable fiscal quarter. On March 30, 2010, management of Chengdu Tianyin exercised their option and the ownership of Time Poly has been changed to Dr. Guoqing Jiang, Mr. Xintao You, Mr. Yong Zhan, Dr. Daqiao Zhang, Ms. Li Zhou and Mr. Hongcai Li. On January 11, 2012, Time Poly distributed certain shares to its shareholders as in-kind distribution of the TPI shares the shareholders indirectly owned. After the distribution in January 2012, Time Poly is wholly owned by Dr. Jiang.

Time Poly, a shareholder of more than 10% of our equity, entered into a Rule 10b5-1 Trading Plan on October 11, 2010 (the Trading Plan”), pursuant to which a total number of 1,000,000 shares of our Common Stock will be sold by Time Poly during the period from October 11, 2010 to June 30, 2011 (the Trading Plan Period”) according to the specific trading instructions as set forth in the Trading Plan. Throughout the Trading Plan Period, a total number of 306,133 shares of our Common Stock have been sold by Time Poly at various prices above $3.00/share pursuant to the Trading Plan. However, on May 24 and May 25, 2011, Time Poly purchased a total number of 18,000 shares at various prices below $1.80/share on the open market. The Company demanded Time Poly to disgorge the short-swing profits it realized from the transactions as calculated under rules of Section 16 of the Securities Exchange Act of 1934. Time Poly has agreed to disgorge its profit of $23,940 back to the Company before October 30, 2011.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Promoters and Certain Control Persons

On January 16, 2008, we entered into the Share Exchange Agreement, pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary. Together, the Raygere Stockholders owned shares constituting 100% of the issued and outstanding ordinary shares of Raygere. Pursuant to the terms of the Share Exchange Agreement, the Raygere Stockholders transferred to us all of their shares in Raygere in exchange for the issuance of an aggregate of 12,790,800 shares of our common stock to the Raygere Stockholders. As a result of this Share Exchange, Raygere became our wholly-owned subsidiary and the Raygere Stockholders acquired approximately 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock following the Share Exchange, but before the dilution resulting from the private financings we closed in January 2008.

Our only “promoters” (within the meaning of Rule 405 under the Securities Act), or person who took the initiative in the formation of our business or in connection with the formation of our business received 10% of our debt or equity securities or 10% of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years have been Time Poly Management, Ltd. and Cmark Holdings, Co., Ltd. As disclosed elsewhere in this report, in connection with the Share Exchange, Time Poly and Cmark, the majority shareholders of Raygere, received 9,976,824 and 2,165,503 shares of our common stock, respectively, representing approximately 68.39% and 14.85%, respectively, of our issued and outstanding shares at the close of the Share Exchange.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the compensation paid by Raygere, through Chengdu Tianyin to our chief executive officer and to all other executive officers for services rendered during the preceding two fiscal years.  In reviewing the table, please note that:

●	The compensation amounts paid to Dr. Jiang, reflects compensation paid to him by the operating subsidiaries of Raygere during the reported periods; and

●	No other officer earned more than US$100,000 per annum.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (shares)	Option Awards	Non- Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guoqing Jiang, CEO	2011	100,000							100,000
Guoqing Jiang, CEO	2010	100,000							100,000

James J. Tong, CFO	2011	100,000							100,000
James J. Tong, CFO	2010	75,000		50,000					75,000

Xintao You, V.P of Operations	2011	80,000							80,000
Xintao You, V.P. of Operations	2010	80,000							80,000

Daqiao Zhang, V.P. of Marketing and Sales	2011	80,000							80,000
Daqiao Zhang, V.P. of Marketing and Sales	2010	80,000							80,000

Tao Yang, Chief Operating Officer	2011	80,000							80,000
Tao Yang, Chief Operating Officer	2010	80,000							80,000

Grants of Plan-Based Award, Outstanding Equity Awards at Fiscal Year-End and Option Exercises

In January 2011, we issued 50,000 shares of restricted common stock to Dr. James J. Tong as a part of the annual compensation for Dr. Tong’s service as the CFO in 2010 calendar year. In addition, management team members and significant employees were also given restricted stock awards in fiscal year 2011 to reward their efforts in consistently expanding TPI’s operation for the past three years. The details of these equity awards can be found in the ITEM 12 of the Form 10-K for the period ended June 30, 2011.

On February 21, 2012, the board of directors approved the issuance of 50,000 shares of restricted common stock to Dr. Tong as a part of the annual compensation for his service as the CFO in 2011 calendar year. Since the issuance of these shares is deemed after the ended of fiscal year 2011, the shares are not included in the table above.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement, resignation, constructive termination or change in control transaction.

Employment Agreements

We have employment agreements with our executive officers as determined by the board of directors and confidentiality agreements.

Compensation of Directors

In the past, we did not pay our directors fees for attending scheduled and special meetings of our board of directors. However, on February 29, 2008, our board resolved, via unanimous written consent to compensate our directors as follows: our directors who are employees do not receive any compensation from us for services rendered as directors. The Board created three classes of fees for outside directors: (1) outside directors who are “independent,” as defined in the Exchange Act will be paid $1,000 per month; (2) outside directors who are not independent” will not receive any fees at this time, but once our cash flow position improves, the Compensation Committee will reconvene and make recommendations; (3) the Audit Committee Chairman will receive $3,000 per month and an aggregate of 36,000 5-year options to purchase shares of our common stock - the price of the options shall be struck at the “Fair Market Value” based upon the closing price of our stock on the OTCBB on the date of issue and shall vest pro-rata over a period of 12 months.  Additionally, although we do not currently have an arrangement or agreement to provide stock based compensation to our outside directors, we are authorized to grant outside directors incentive stock options from time to time if we find it in our best interest to do so.

The following table contains information regarding the compensation of our directors for the fiscal year ended June 30, 2011:

Name	Fees Earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)		Non-equity incentive plan compensation ($)	Change in Pension Value and Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
JianpingHou	12,000	0	0		0	0		12,000
Zunjian Zhang	12,000	0	0		0	0		12,000
James T. McCubbin	36,000	0	0	(1)	0	0		36,000
Guoqing Jiang	0	0	0		0		0	0
James J. Tong	0	0	0		0	0		0

 (1)        Pursuant to his agreement to serve as our Audit Committee Chairman, Mr. McCubbin was granted 36,000 stock options on February 28, 2008, that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date.  The exercise price of the options is $2.80, which represents the Fair Market Value of our common stock on February 28, 2008. All of these options have now vested and will expire on February 27, 2013.

BENEFICIAL OWNERSHIP OF TPI COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of February 13, 2012, we had a total of 29,396,276 shares of common stock and 0 shares of preferred stock issued and outstanding, which are the only issued and outstanding equity securities of the Company. The preferred stock does not have voting rights with respect to the proposals contained herein, but we include such stock on as converted basis for purposes of the following table.

The following table sets forth, as of February 13, 2012: (a) the names and addresses of each beneficial owner of more than 5% of our common stock and preferred stock (taken together as one class) known to us, the number of shares of common stock and preferred stock beneficially owned by each such person, and the percent of our common stock and preferred stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock and preferred stock beneficially owned, and the percentage of our common stock and preferred stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and preferred stock, except as otherwise indicated. Individual beneficial ownership also includes shares of Common Stock that a person has the right to acquire within 60 days from February 13, 2012.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares

Time Poly Management Ltd.	7,087,604	(1)	24.11%

Guoqing Jiang, CEO, President	7,315,784	(1)(2)	24.89%

Xintao You	812,432	(3)	2.76%

Daqiao Zhang	180,899	(4)	*

Tao Yang	81,910	(5)	*

Zunjian Zhang, Director	0		*

Jianping Hou, Director	0		*

James T. McCubbin, Director	36,000	(6)	*

James J. Tong, CFO	66,566	(7)	*

All Directors and Executive Officers, As a Group	8,493,591		28.89%

* Less than one percent

(1) 7,087,604 represents shares of our Common Stock that are held by Time Poly Management Ltd., a British Virgin Islands company (Time Poly”). Time Poly was previously a wholly-owned by Stewart Shiang Lor, who had the sole voting and dispositive power over the shares of Time Poly. Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, certain of TPI’s executive officers, including Dr. Jiang, exercised their options to purchase from Mr. Lor’s 100% of the equity of Time Poly on April 12, 2010, after which such executive officers have the voting, dispositive and investment power over Time Poly. On January 11, 2011, Time Poly made a few in kind distributions of the shares of our common stock some executive officers indirectly owned, after which Dr. Jiang holds 100% of Time Poly’s common stock. See “Certain Relationships and Related Transactions” for more information.

(2) Through his ownership of Time Poly, Dr. Jiang indirectly owns 7,087,604 shares of our Common Stock. See Note 1 above. In addition, on July 15, 2010, 228,180 shares of common stock of the Company were issued to Dr. Jiang pursuant to certain incentive compensation schedule approved by the Board of Directors on the same day.

(3)  Pursuant to the Share Transfer Agreement, Mr. You had an immediately exercisable option to purchase from Mr. Lor certain shares of Time Poly equity, which was exercised on April 12, 2010.  Accordingly, through his ownership of Time Poly, Mr. You indirectly owned 765,622 shares of our Common Stock, which were transferred to him on January 11, 2012. See “Certain Relationships and Related Transactions.” In addition, the Board of Directors approved certain incentive compensation schedule on July 15, 2010, pursuant to which, 46,810 shares of common stock of the Company were issued to Mr. You.

(4)    Pursuant to the Share Transfer Agreement, Mr. Zhang had an immediately exercisable option to purchase from Mr. Lor certain shares of Time Poly equity, which was exercised on April 12, 2010.  Accordingly, through his ownership of Time Poly, Mr. Zhang indirectly owns 112,389 shares of our Common Stock, which were transferred to him on January 11, 2012. See “Certain Relationships and Related Transactions.” From September to November 2011, Mr. Zhang purchased a total amount of 40,000 shares of our Common Stock on the open market. In addition, the Board of Directors approved certain incentive compensation schedule on July 15, 2010, pursuant to which, 58,510 shares of common stock of the Company were issued to Mr. Zhang, 30,000 shares of which were sold on the open market in May 2011.

(5) Mr. Tao Yang was granted 81,910 shares of our restricted common stock on July 15, 2010 as incentive compensation for his service as the Chief Operating Officer.

(6) Pursuant to his agreement to serve as our Audit Committee Chairman, Mr. McCubbin was granted 36,000 stock options on February 28, 2008, that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date.  The exercise price of the options is $2.80, which represents the Fair Market Value of the Company on February 28, 2008.  All of these options have now vested.

(7)  On February 16, 2011, Dr. Tong was granted 50,000 shares of our restricted common stock as incentive compensation for his service as the Chief Financial Officer. From November 2010 to November 2011, Dr. Tong purchased a total number of 14,566 shares of our common stock on the open market. On February 21, 2012, Dr. Tong was granted 50,000 shares of restricted common stock as a part of the annual compensation for his service as the CFO in 2011 calendar year. Since the issuance of these 50,000 shares was after February 13, 2012, the shares are not included in the table above.

PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

Independent Public Accountants

Patrizio & Zhao, as the Company’s independent accounting firm since January 25, 2008, audited our financial statements for fiscal year ended 2011 and 2010. A representative of Patrizio & Zhao will be present at the meeting and available during that time to respond to any questions.

Audit Fees

The aggregate fees billed for professional services rendered by Patrizio & Zhao for the audit of the registrant's annual financial statements and review of financial statements included in the our Form 10-K or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2011 and 2010 were $150,000 and $180,000, respectively.

Audit-Related Fees

No such fees were incurred in fiscal 2011.

All Other Fees

No other fees were incurred in fiscal 2011.

Auditing Service Pre-approval Policies

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for TPI by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit.  Each year the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year’s annual report on Form 10-K.  At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent Board meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement with Patrizio & Zhao, LLC has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Patrizio & Zhao is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PATRIZIO & ZHAO AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2012.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders must ensure that the proposal is received by TPI at 23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3, Renmin Road South, Chengdu, P. R. China, 610041:

•	Not later than June 30, 2012, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	November 1, 2012.

ANNUAL REPORT ON FORM 10-K

On September 28, 2011, the Company filed with the SEC an annual report on Form 10-K for the fiscal year ended June 30, 2011. Upon written request to the Company’s U.S. counsel’s office at 17 State Street, Suite 2000, New York, NY 10004, a copy of the Form 10-K will be sent to any shareholder at reasonable charge. A copy of the Form 10-K is also available at our website at www.tianyinpharma.com and http://www.empirestock.com/TPI_Proxy.html.

ADMISSION TICKET

TIANYIN PHARMACEUTICAL CO., INC.
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block 3, Renmin Road South
Chengdu, P. R. China, 610041

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE:  If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to
17 State Street, Suite 2000, New York, NY 10004

17 State Street is located in downtown Manhattan; the cross streets are Pearl Street and Water Street.  The office is located near the New York City Staten Island Ferry Terminal.

This location is easily accessible via public transportation:

1.	The No. 1 train to South Ferry (our office is located across the street from this subway station)
2.	The No. 4 or 5 train to Bowling Green (our office is located across the street from this subway station)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K are available at http://www.empirestock.com/TPI_Proxy.html.

 PROXY CARD

TIANYIN PHARMACEUTICAL CO., INC
23rd Floor, Unionsun Yangkuo Plaza
No. 2, Block, Renmin Road South
Chengdu, P.R. China, 610041

Annual Meeting of Stockholders - April 11, 2012
(Record Date – February 13, 2012)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”
OF PROPOSAL 1 AND “FOR” OF PROPOSAL 2 SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1:  To elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

 NOMINEES:

01 Dr. Guoqing Jiang	02 Professor Zunjian Zhang	03 Professor Jianping Hou	04 Mr. James T. McCubbin	05 Dr. James J. Tong

For All	Withhold All	For All Except
O	O	O

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: _______________________________

PROPOSAL 2:  To approve and ratify the re-appointment of Patrizio & Zhao, LLC as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2012 and for the fiscal year then ending.

For	Against	Abstain
O	O	O

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS.

The undersigned hereby appoints Dr. Guoqing Jiang, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Tianyin Pharmaceutical Co., Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Stockholders of Tianyin Pharmaceutical Co., Inc. to be held at 17 State Street, Suite 2000, New York, NY 10004 on Wednesday, April 11, 2012, at 10:00 a.m. Eastern Time and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

Signature of Shareholder:       ______________________________

Date:                                           ______________________________

Name shares held in (Please print): _________________________       Account Number (if any): ____________________________

No. of Shares Entitled to Vote: ____________________________       Stock Certificate Number(s):  _________________________

Note:
Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.
If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address: ______________________________________________________

                ______________________________________________________